Exhibit (12)(h)

ROPES & GRAY LLP PRUDENTIAL TOWER 800 BOYLSTON STREET BOSTON, MA 02199-3600 WWW.ROPESGRAY.COM

October 15, 2021

JOHCM Credit Income Fund, JOHCM Emerging Markets Opportunities Fund, JOHCM Emerging Markets Small Mid Cap Equity Fund, JOHCM Global Income Builder Fund, JOHCM Global Select Fund, JOHCM International Opportunities Fund and JOHCM International Select Fund

JOHCM Funds Trust

53 State Street, 13th Floor

Boston, MA 02109

Ladies and Gentlemen:

We hereby consent to the filing, as exhibits to Post-Effective Amendment No. 2 to your Registration Statement on Form N-14 (File No. 333-253153), of our opinions, each dated July 19, 2021, addressed to you and to Advisers Investment Trust as to certain tax matters related to the acquisition of the assets of each of JOHCM Credit Income Fund, JOHCM Emerging Markets Opportunities Fund, JOHCM Emerging Markets Small Mid Cap Equity Fund, JOHCM Global Income Builder Fund, JOHCM Global Equity Fund, JOHCM International Opportunities Fund, and JOHCM International Select Fund, each a series of Advisers Investment Trust, by, respectively, JOHCM Credit Income Fund, JOHCM Emerging Markets Opportunities Fund, JOHCM Emerging Markets Small Mid Cap Equity Fund, JOHCM Global Income Builder Fund, JOHCM Global Select Fund, JOHCM International Opportunities Fund, and JOHCM International Select Fund, each a series of JOHCM Funds Trust.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP